UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 9, 2012 (as of January 5, 2012)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

75-153 Merle Drive Suite B Palm Desert CA	92211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(760) 610-6758

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theunder any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Surge Global Energy, Inc. (“Surge”) has entered into Letter Of Intent (“LOI”) with Mr. John Schaeffer to market two products developed by Mr. Schaeffer on an exclusive basis for a minimum of three years. The two products include a pain disc and an athletic performance disc that implements holographic acupressure technology. The LOI provides that Surge will have 30 days to complete due diligence and agree upon a definitive agreement. The LOI provides that Surge will pay a $250,000 consulting fee at the time a definitive agreement is signed, of which $5,000 has been paid, and Surge will pay all distribution and marketing costs and receive 2/3 of net revenues from the sale of these products. The LOI provides that Mr. Schaeffer will pay all manufacturing costs of the products and shall deliver finished products to the Company or its designee out of his share of the net proceeds. In addition, upon completion of a definitive agreement, Surge will issue Mr. Schaeffer warrants to purchase 1,500,000 shares of Surge’s common stock at a price no greater than $0.10 per share and which vest over a period of time to be negotiated.

Mr. Schaeffer holds a masters degree from the International Sports Sciences Association in the following categories: fitness sciences, sports sciences, police sciences, and performance nutrition. He is a certified fitness trainer, youth fitness trainer, specialist in weight management, fitness therapy, fitness for older adults and martial arts conditioning. Mr. Schaeffer is the author of seven books including, “Acupressure Using Holographic Technology.” Mr. Schaeffer has had many media appearances including appearances in Sports Illustrated, NBC Sports, People Magazine, Entertainment Tonight, and the hit TV series Dancing With the Stars. He currently is a premium athletic trainer for high-level and professional athletes including highly decorated Olympic speed skater Apolo Anton Ohno, snowboarder Louis Vito, and Russian boxer Alex Zolkin.

As stated above, the Company has to complete its due diligence on the two products and improvements to these products developed by Mr. Schaeffer. If satisfied with these results, the Company will need to raise in excess of $250,000 in order to make payment to Mr. Schaeffer of his upfront marketing fee for his consultation efforts during the term of the Agreement, plus additional financing necessary to pay for all distribution, marketing and fulfillment costs as well as general working capital.

As of the filing date of this Form 8-K, the Company has begun preliminary due diligence and financing efforts. We can provide no assurances that the Board of Directors of the Company will be satisfied with the definitive due diligence results, that the Company will successfully enter into a definitive marketing agreement with Mr. Schaeffer to market the aforementioned two products and/or that Surge will be able to obtain additional equity or debt financing to market the products in accordance with the terms of a definitive agreement on terms satisfactory to the Company, if at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: January 9, 2012	By:	/s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer